                                      AGREEMENT


    AGREEMENT, made on the 18th day of October, 1996 by and between Intell-X raised to the power of x ("Intell-X raised to the power of x"), a division of UMI, a Michigan corporation, with offices at 1100 Wilson Boulevard, Suite 950, Arlington, Virginia 22209, and Scoop, Inc. (the "Distributor), with its principal offices at Carnegie Center, 2540 Red Hill Avenue, Santa Ana, CA 92705.

    WITNESSETH:

    WHEREAS, Distributor has developed and maintains Scoop!, a proprietary Internet-delivered service ("Distributor's System") through which it offers information services to its users (the "Users"); and

    WHEREAS, Intell-X raised to the power of x is the provider of information services (the "Service") described in the Price and Payment and Schedule attached hereto as Schedule A and made a part of this Agreement, that the Distributor desires to make available to its Users;

    NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, and with the intent to be legally bound thereby, Intell-X raised to the power of x and the Distributor hereby agree as follows:

    1.   REDISTRIBUTION LICENSE

         a. Intell-X raised to the power of x grants the Distributor a license to use the Service and to grant nonexclusive, limited licenses to its Users to use the Service subject to the terms, conditions and restrictions contained herein for an initial term described in Schedule A, beginning November 1, 1996 subject to the provisions of Section 6 below.

         b. Intell-X raised to the power of x shall be responsible for providing to Distributor the Service as described in the Payment and Product Description Schedules in a manner subject to the terms and limitations of this Agreement. Intell-X raised to the power of x reserves the right to add or withdraw sources and items of coverage from the Service without notice if such sources and items of coverage are added or withdrawn from the overall IntellX service offering.

         c. Distributor acknowledges and agrees that Intell-X raised to the power of x has the right to distribute its services through sources other than Distributor (subject to the terms and conditions of Addendum A) and to sell its services directly to end-users. A.

    2.   OBLIGATIONS, REPRESENTATIONS AND WARRANTIES OF DISTRIBUTOR

         (a) Distributor will use all reasonable efforts to promote and encourage User access to the Service. Without limiting the foregoing, (i) Distributor agrees to promote and encourage access to the Service in a manner and level of effort that is consistent with the effort Distributor uses to promote use of other similar services provided by Distributor, and (ii) Distributor shall name Intell-X raised to the power of x as its preferred information source in all of its promotional and marketing materials relating to the Service, including press releases and advertisements.

         (b) Distributor agrees to provide Intell-X raised to the power of x reasonable access to Distributor's System for the sole purpose of allowing Intell-X raised to the power of x to review and approve the implementation of the Service on the Distributor's System before commercial introduction and during the product's life cycle.
              This access shall be provided at no charge to Intell-X raised to the power of x except that Intell-X raised to the power of x shall be responsible for paying third party communications charges needed to connect to the Distributor's System if needed to conduct such testing.

         (c) Notwithstanding anything to the contrary contained in this Agreement, Distributor will not sell or in any way make the Service available (i) to any person or entity to whom Intell-X raised to the power of x denies access by notice in writing to Distributor (such notice intended to prevent the Service from being made available to IntellX competitors or others with whom IntellX has chosen not to do business) or (ii) through print, electronic mail or CD ROM products without the prior written consent of Intell-X raised to the power of x. Intell-X raised to the power of x understands and agrees that Distributor's business may include the distribution of services to Users whose primary areas of business do not include acting as news or service bureaus or providing public access data bases or electronic information dissemination. Distributor shall confer with Intell-X raised to the power of x with regard to any Users whose primary area of business falls within the categories described above and may not distribute the Service to such Users without prior written consent of Intell-X raised to the power of x.

         (d) Distributor may maintain information provided through the Services for a period of six months (180) days after its receipt for such User's archiving purposes. IntellX will notify Distributor in writing of any specific sources which must be maintained for periods less than six months.

         (e) Distributor shall distribute the Service to its Users pursuant to agreements which are consistant with the terms of this Agreement and which contain the provisions described on Appendix A hereto.

         (e) Distributor is authorized to allow any Other Distributor (herein defined as a business that, for the use and/or benefit of its customers, purchases services, such as the Service from Distributor with the intention of reselling or otherwise redistributing such services) to create gateways allowing Other Distributor's customers to access Scoop! provided the Service is operated on Scoop! servers with pricing established and data integrity, user registration and billing are administered by Scoop! in accordance with its standard business practices. Distributor will not knowingly sell or enter into an arrangement allowing any other type of redistribution or redissemination (a "Further Distribution Arrangements") with any Other Distributor without prior written consent of Intell-X raised to the power of
              x. Distributor will use its best efforts to prevent itself, acting through its employees and agents, from unintentionally entering into any Further Distribution Arrangements. Distributor further agrees not to allow any of Distributor's Users to store any data obtained from the Service in any computer accessible format or other medium which would allow such information to be accessed by a third party.

         (f) Distributor shall promptly notify its Users to disregard any story previously released, that has been subsequently identified by the source wire as being invalid. This specifically refers to stories sent by Intell-X raised to the power of x that have the word "kill" in the action field.

         (g) Distributor agrees not to remove any copyright notice from the information provided by Intell-X raised to the power of x hereunder and to display all copyright notices and other source credit as requested by Intell-X raised to the power of x in such a manner as may be requested by Intell-X raised to the power of x.

         (h) Distributor agrees to take such efforts as may be reasonably required to protect the Service from unauthorized disclosure or use. Without limiting the foregoing, Distributor agrees to take such actions with respect to the protection of the Service against unauthorized disclosure or use that it takes for its other similar products and services.

         (i) Distributor agrees not to provide the Service to any User which constitutes a credit reporting agency under the Fair Credit Reporting Act (15 U.S.C. Sections 1681 et seq.).

         (j) Distributor represents and warrants to Intell-X raised to the power of x that:

              (1) its entry into this Agreement does not violate any agreement with any other party.

              (2) its performance under this Agreement and the use of the Service will conform in all material respects to all applicable laws and government rules and regulations.

              (3) it will not edit, abridge, rewrite or in any way alter the editorial content of the Service. The Distributor may, however, choose not to display every story. Any changes made by Distributor are the sole responsibility of the Distributor.

              (4) if the Agreement is terminated, the Service shall not be used, sold or otherwise distributed by Distributor.

              (5) Distributor is not a Credit Reporting Agency under the Fair Credit Reporting Act (15 U.S.C. Section 1681 et seq.), or any similar state act, and that Distributor will not use any information contained in the Service for any purpose prohibited by the Fair Credit Reporting Act, or any similar state act, nor provide the Service to any entity which is a Credit Reporting Agency under the Fair Credit Reporting Act, or any similar state act.

         (k) Distributor agrees to indemnify and hold Intell-X raised to the power of x and its parents, subsidiaries, shareholders, directors, officers and employees (the "Intell-X raised to the power of x Indemnified Parties") harmless from any and all claims, suits, losses, liabilities, obligations, demands, damages or expenses which result from or based upon the breach by Distributor of any terms, conditions, warranties, representations or obligations under this Agreement (collectively an "Intell-X raised to the power of x Indemnified Claim"). Distributor's obligation to indemnify an Intell-X raised to the power of x Indemnified Party hereunder shall be conditioned upon (i) the Intell-X raised to the power of x Indemnified Party providing Distributor with prompt notice of such Intell-X raised to the power of x Indemnified Claim which notice shall in any event be given in enough time to allow Distributor to defend such claim,
              (ii) the Intell-X raised to the power of x Indemnified Party fully cooperating with Distributor in the defense of such claim, and (iii) the Intell-X raised to the power of x Indemnified Party allowing Distributor to control the defense including any potential settlement of such Intell-X raised to the power of x Indemnified Claim.

         (l) Distributor shall require its users to enter into electronic agreements ensuring the integrity of the UMI/DataTimes/IntellX data before any such users are allowed to purchase UMI/DataTimes/IntellX information. IntellX will provide Distributor with the language to be used for such agreements.

    3.   PAYMENTS

         (a) Distributor shall pay Intell-X raised to the power of x a monthly fee pursuant to the Payment Schedule attached hereto.

         (b) Distributor shall make payment to Intell-X raised to the power of x of the fees described in the Payment Schedule within thirty
              (30) days of the end of the month in which the fees were earned.

         (c) Royalties earned in addition to the fees described in 3(a) above, shall be due forty-five (45) days following the end of the month in which the royalties were earned. Each payment will be accompanied by a report specifying the total time the Service was accessed by Distributor's Users, the type and source of the information accessed by the Distributor's Users, the revenue generated by the Distributors Users access to the Service and/or other information necessary to document the amount of the fees and/or royalties.

         (d) Distributor shall be responsible for the proper payment of all taxes, including sales, excise and value-added taxes, which may be levied upon the provision of the Service or on any payments by Distributor to Intell-X raised to the power of x hereunder, other than franchise and income taxes of Intell-X raised to the power of x.

         (e) All payments that are delinquent beyond the due date as set forth in (b) and (c) above, or in any invoice therefore, shall bear interest at the rate of 1.5% per month or portion thereof for amounts that remain unpaid after the due date, and the payee shall be entitled to reimbursement for all reasonable costs of collection, including reasonable attorneys' fees.

         (f) Distributor shall allow the calculation of such royalties to be audited at Intell-X raised to the power of x's discretion upon reasonable notice by Intell-X raised to the power of x to Distributor. Such audits shall be conducted at Intell-X raised to the power of x's expense unless such audit shows Distributor's accounting to be in error five percent (5%) or more, in which case Distributor shall bear the cost of such audit. Any underfunding discovered by this audit will be paid within thirty
              (30) days of its discovery. Such audit shall be conducted during Distributor's normal business hours at Distributor's premises, without unreasonably disrupting Distributor's business, and Distributor agrees to provide Intell-X raised to the power of x with access to Distributor's original books and records reasonably necessary to conduct such audit.

         (g) Intell-X raised to the power of x shall notify Distributor regarding changes in the cost of the Service for each subsequent renewal term, if any, of this Agreement, as described in Paragraph 6 below, no later than one hundred twenty (120) days prior to the start of each subsequent renewal term. Notwithstanding the foregoing, Intell-X raised to the power of x may increase the cost of the Service in proportion to the increase in the Consumer Price Index for the preceding twelve month period as of the beginning of each renewal term without providing prior notice of such increase to Distributor.

    4.   CONFIDENTIAL INFORMATION

         (a) Either the Distributor or Intell-X raised to the power of x may disclose to the other certain information that the disclosing party deems to be confidential and proprietary ("Confidential Information"). Such Confidential Information shall be clearly and conspicuously marked or identified as such at the time of its first disclosure to the receiving party. Such Confidential Information includes, but is not limited to, the terms of this Agreement, documentation related to the Service and technical and other business information of the Distributor and Intell-X raised to the power of x that is not generally available to the public.

         (b) The party receiving Confidential Information agrees not to disclose or otherwise use such information for any purpose except as provided herein during the term of this Agreement. Further, within ten (10) days of the date on which the Agreement is terminated, the receiving party shall return all Confidential information together with all materials which contain such Confidential Information and not retain any copies of the same. Confidential Information does not include any information that
              (i) is or shall become generally available without fault on its part, (ii) is already in the receiving party's possession prior to its receipt from the disclosing party, or (iii) is independently developed by the receiving party, or that is disclosed by third parties without restrictions or is rightfully obtained by the receiving party, from third parties or sources without a violation of this Agreement. Notwithstanding the above, either party may make such disclosures of confidential information as may be required by applicable law.

    5. WARRANTIES AND DISCLAIMERS OF INTELL-X RAISED TO THE POWER OF X AND LIMITATION OF LIABILITY

         5.1 Subject to the disclaimers of warranties and the limitation of liability contained in Section 5.2 and 5.3, respectively, Intell-X raised to the power of x represents and warrants to Distributor that:

              (a) Intell-X raised to the power of x's entry into this Agreement does not violate any agreement with any other party.

              (b) it has full and unrestricted right to authorize the Distributor and the Distributor's Users to access the Service and such access does not and will not infringe on any copyright, patent or the proprietary right of any third party.

              (c) its performance under this Agreement will conform in all material respects to all applicable laws and government rules and regulations.

         5.2  DISCLAIMERS:

              (a) THE PARTIES AGREE THAT (i) THE WARRANTIES STATED ABOVE ARE EXCLUSIVE; (ii) EXCEPT AS STATED ABOVE THE SERVICE IS PROVIDED "AS IS" AND (iii) THAT THERE ARE NO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE RELATING TO ANY MATTERS IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE SERVICE, DISTRIBUTOR'S DISTRIBUTION SYSTEM OR ANY OTHER RESOURCES PROVIDED BY EITHER PARTY.

              (b) THE PARTIES AGREE AND DISTRIBUTOR ACKNOWLEDGES THAT INTELL-X RAISED TO THE POWER OF X DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED HEREUNDER AND INTELL-X RAISED TO THE POWER OF X SHALL NOT BE LIABLE IN ANY MANNER TO DISTRIBUTOR OR ITS USERS OR ANY THIRD PARTIES WHO MAY USE THE INFORMATION PROVIDED HEREUNDER.
                                          5

                   FURTHER, INTELL-X RAISED TO THE POWER OF X SHALL NOT BE LIABLE FOR ANY DELAY, INACCURACY, ERROR OR OMISSION IN THE INFORMATION PROVIDED HEREUNDER OR RESULTING FROM THE TRANSMISSION, DELIVERY OF OR ANY FAILURE TO DELIVER ANY PART OF THE SERVICE AS A RESULT OF ACTS OF GOD OR TRANSMISSION ERRORS OUTSIDE THE CONTROL OF INTELLX.

         5.3  LIMITATION OF LIABILITY AND REMEDY.

              (a) Neither Intell-X raised to the power of x nor its information providers shall be liable to Distributor in any event for any damages, direct or indirect, including, but not limited to, damages and losses resulting from loss of data, loss of profits, use or misuse of the Service or for any incidental or consequential damages even if advised to the possibility of such damage except as set forth in
                   Section 5.3(b) below. This limitation will apply regardless of the form of action whether in contract, tort or otherwise.

              (b) IntellX agrees to indemnify and hold Distributor and its parents, subsidiaries, shareholders, directors, officers and employees (the "Distributor Indemnified Parties") harmless from any and all claims, suits, losses, liabilities, obligations, demands, damages or expenses which result from or based upon the breach by IntellX of any terms, conditions, warranties, representations or obligations under this Agreement (collectively, a "Distributor Indemnified Claim"). IntellX's obligation to indemnify a Distributor Indemnified Party hereunder shall be conditioned upon (i) the Distributor Indemnified Party providing IntellX with prompt notice of such Distributor Indemnified Claim which notice shall in any event be given in enough time to allow IntellX to defend such claim, (ii) the Distributor Indemnified Party fully cooperating with IntellX in the defense of such claim, and (iii) the Distributor Indemnified Party allowing IntellX to control the defense including any potential settlement of such Distributor Indemnified Claim.

    6.   TERM AND TERMINATION

         (a) This Agreement shall be effective from the date of its written acceptance by Distributor and shall continue in force for an initial term as set forth on Schedule A , (the "Initial Term"), and shall continue thereafter for successive terms of one (1) year ("Renewal Term") unless either party gives the other notice in writing of its intent not to renew this Agreement at least ninety (90) days before the conclusion of the Initial or any Renewal Term, in which case the obligations of both parties, except for Distributor's obligation to pay the royalties described in Section 3 hereof and as set forth in Section 7, shall cease at the conclusion of the then extant term.

         (b) Notwithstanding (6)(a) above, either party shall have the right to terminate this Agreement if the other party is in default of any obligation herein, which default has not been cured within thirty (30) days after the receipt of written notice of such default from the nondefaulting party or within such additional cure period as the nondefaulting party may authorize.

         (c) Either party may terminate this Agreement by written notice to the other, and may regard the other as in default of this Agreement, if the other party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its business or assets, initiates or becomes subject to any proceeding under any bankruptcy or insolvency law, or has wound up or liquidated its business. Debts and credits outstanding between the parties shall survive termination for any cause.

         (d) On any termination of this Agreement, (i) all rights granted hereunder regarding the Service will immediately cease, unless otherwise specified in this Agreement or any amendment hereto; provided, however, that the Distributor's Users shall be entitled to retain the information contained in the Service as described in Section 2(d) above for the remainder of the one-hundred eighty
              (180) day period, if any, described in such Section 2(d); (ii) Distributor will cease to utilize or retransmit any items from the Service from the date of termination; (iii) Distributor will forthwith purge the same from all of its on-line and off-line storage media; (iv) Distributor will not use for any purpose thereafter any information included in or derived from the Service; and (v) Distributor shall promptly pay to Intell-X raised to the power of x all sums due pursuant to Section 3 hereof and provide all reports and information required hereunder.

    7.   SURVIVAL

         The obligations of Distributor under Sections 2(c), 2(k), 3 and 4 and of Intell-X raised to the power of x under Sections 4 and 5.3(b) and Addendum C shall survive the termination of this Agreement.

    8.   ADVERTISING AND PROMOTION

         Each party agrees to submit to the other party for written approval, all advertising or other promotional materials that use service names, company names or make reference to any understanding or relationship in this Agreement no fewer than fifteen (15) days before proposed use and each party will not unreasonable withhold its approval. Unless notice of approval or disapproval is received within ten (10) days of receipt of advertising or other promotional materials, approval shall be considered granted. Either party, however, may identify the other in its published listing of available services or distributors without such written approval.

    9.   FORCE MAJEURE

         Neither party shall be liable for delay or default in the performance of its obligations under this Agreement if such delay or default is cased by conditions beyond its control, including but not limited to fire, flood, accident, storm, acts of war, riot, government interference, strikes or walkouts.

    10.  NOTICES

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered when received or three days after being sent by United States certified mail, postage prepaid, return receipt requested and addressed as follows:

         (a)       If to Intell-X raised to the power of x:

                   1100 Wilson Boulevard
                   Suite 950


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

                   Arlington, VA  22209
                   Attn: Vice President of Sales

         (b)       If to Distributor:

                   Scoop, Inc.
                   Carnegie Center
                   2540 Red Hill Avenue
                   Suite 100
                   Santa Ana, CA  92705
                   Attn: President


         or such other address as either party designates in writing as its notice address.

    11.  ATTORNEYS' FEES

         Should any action be brought by either party to enforce the provisions of this Agreement, the prevailing party, whether by settlement, adjudication or arbitration, shall have the right to collect reasonable attorneys' fees and costs from the nonprevailing party.

    12.  GENERAL TERMS AND CONDITIONS

         (a) Neither party shall be considered an agent for the other party nor shall either party have the authority to bind the other.

         (b) Neither party may assign this Agreement without the written consent of the other, provided no consent shall be required in connection with an assignment resulting from the reincorporation of either party.

         (c) No modification of this Agreement or waiver of any of its terms will be effective against a party unless set forth in writing and signed by the other party.

         (d) In case one or more of the provisions of this Agreement shall be deemed illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions of this Agreement.

         (e) Terms and conditions of this Agreement shall be construed in accordance with the laws of the State of Michigan.

         (f) This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements or understandings, either written or oral, with respect to the subject matter hereof.

         (g) The headings used in this Agreement are for convenience only and are not to be construed to have legal significance.

         (h) Addendums A, B, C, D and E attached hereto are considered to be part of this Agreement.

ACCEPTED:

Scoop, Inc.                            INTELL-X raised to the power x, A
-------------------------------------- DIVISION OF UMI
              DISTRIBUTOR

By:                                    By:
   --------------------------------       --------------------------------
             Signature                                Signature

Name:                                  Name:     Arthur P. Bushnell
    ------------------------------          ------------------------------
Title:                                 Title:    Senior Vice President, Sales
    ------------------------------          ------------------------------
Date:                                  Date:
    ------------------------------          ------------------------------


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